                                                Registration No. 333-__________
                      SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 SHONEY'S, INC.
             (Exact name of registrant as specified in its charter)

             TENNESSEE                                         62-0799798
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                               1727 ELM HILL PIKE
                           NASHVILLE, TENNESSEE 37210
                                 (615) 391-5201
(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                                W. CRAIG BARBER
         SHONEY'S, INC., 1727 ELM HILL PIKE, NASHVILLE, TENNESSEE 37210
                   TELEPHONE (615) 231-2385; FACSIMILE (615) 231-2531
     (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:
                             CYNTHIA W. YOUNG, ESQ.
    WYATT, TARRANT & COMBS, 2800 CITIZENS PLAZA, 500 WEST JEFFERSON STREET,
                          LOUISVILLE, KENTUCKY 40202
               TELEPHONE (502) 562-7292; FACSIMILE (502) 589-0309


               Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.                                                             [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.          [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.   [ ]________

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                     [ ]________

               If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933:
---------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS                        PROPOSED MAXI-          PROPOSED MAXI-
 OF SECURITIES TO BE    AMOUNT TO BE        MUM OFFERING            MUM AGGREGATE         AMOUNT OF REG-
 REGISTERED             REGISTERED          PRICE PER UNIT(1)       OFFERING PRICE(1)     ISTRATION FEE

 Common Stock,          265,934(2)          $33.13                  $5,493,884            $1,664.81
 $1.00 par value
 and associated
 rights

(1) Based on the exercise price at which the shares being registered may be purchased under stock options granted pursuant to the Shoney's, Inc. 1996 Stock Option Plan.
(2) The Registrant also registers hereby such indeterminate number of additional shares of the Registrant's Common Stock as may be required to cover anti-dilutive adjustments under the Shoney's, Inc. 1996 Stock Option Plan.

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                 SHONEY'S, INC.

                             Cross Reference Sheet




 Item                                              Location or Caption in
Number            Item in S-3                      Prospectus
------            -----------                      -----------------------

  1.     Forepart of the Registration Statement    Facing page of Registration
         and Outside Front Cover Page of           Statement; Outside Front
         Prospectus                                Cover Page

  2.     Inside Front and Outside Back Cover       Available Information;
         of Prospectus Pages                       Table of Contents

  3.     Summary Information, Risk Factors and     Prospectus Summary; Risk
         Ratio of Earnings to Fixed Charges        Factors

  4.     Use of Proceeds                           Use of Proceeds

  5.     Determination of Offering Price           Determination of Offering
                                                   Price

  6.     Dilution                                  Not Applicable

  7.     Selling Security Holders                  Not Applicable

  8.     Plan of Distribution                      Prospectus Summary;
                                                   Background of the Offering;
                                                   Information Regarding the
                                                   Plan

  9.     Description of Securities to be           Not Applicable
         Registered

  10.    Interests of Named Experts and Counsel    Not Applicable

  11.    Material Changes                          Not Applicable

  12.    Incorporation of Certain Information by   Incorporation of Certain
         Reference                                 Documents by Reference

  13.    Disclosure of Commission Position on      Not Applicable
         Indemnification for Securities Act
         Liabilities

PROSPECTUS

                                 SHONEY'S, INC.

                                 265,934 Shares
                                  Common Stock
                            (Par Value $1 Per Share)
                             and Associated Rights

                                   __________


               This Prospectus relates to the shares of common stock, par value $1.00 per share (the "Common Stock") of Shoney's, Inc. (the "Company"), and associated common stock purchase rights, that may be sold upon the exercise of options granted to directors and employees (and former directors and employees) of TPI Enterprises, Inc. ("Enterprises") under the Shoney's, Inc. 1996 Stock Option Plan (the "Plan"). Under the Plan, existing and former directors and employees of Enterprises received options to purchase shares of Common Stock in exchange (and substitution) for certain options to purchase common stock of Enterprises that were outstanding at the time the Company acquired substantially all of the assets of Enterprises, on September 9, 1996.

                                   __________

                   THESE SECURITIES INVOLVE A DEGREE OF RISK
                              (SEE "RISK FACTORS")

                                   __________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



            Price to public(1)  Underwriting discount and commissions(2)  Proceeds to Company(3)
Per share     $7.61 - 33.13                         *                         $7.61 - 33.13
    Total      $5,493,884                           *                          $5,493,884

(1) The price at which shares are offered is fixed by the options granted pursuant to the Plan. The per share price and proceeds reflected in the above table represent the range of the high and low exercise prices under such options.

(2) This offering is being made directly by the Company, without the use of underwriters. No underwriting commissions or special compensation will be payable in connection with the offering.

(3) Before expenses. The total expenses the Company expects to incur in connection with the offering are not expected to exceed $7,000.

                                   __________


            The date of this Prospectus is _______________ __, 1997.

                               Table of Contents

AVAILABLE INFORMATION ...................................................... 2
PROSPECTUS SUMMARY ......................................................... 3
RISK FACTORS ............................................................... 4
THE COMPANY ................................................................ 5
BACKGROUND OF THE OFFERING ................................................. 5
USE OF PROCEEDS ............................................................ 5
INFORMATION REGARDING THE PLAN ............................................. 6
PURCHASE AND PAYMENT FOR SHARES OFFERED .................................... 6
RESTRICTION ON RESALE OF SHARES ............................................ 8
TAX CONSEQUENCES OF PURCHASING SHARES ...................................... 8
EXPERTS .................................................................... 9
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................ 9

                             Available Information

               The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., and at the public reference facilities at certain of its Regional Offices at the following addresses: 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (such as the Company) and the address of such site is http://www.sec.gov. The shares of Common Stock are listed on the New York Stock Exchange. As such, the periodic reports, proxy statements and other information filed by the Company with the Commission may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

               The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (other than exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to F. E. McDaniel, Jr., Secretary and Treasurer of the Company, at 1727 Elm Hill Pike, Nashville, Tennessee 37210; (615) 391-5201.

                                * * * * * * * *

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is qualified to do so or to anyone whom it is unlawful to make such offer or solicitation.

                               PROSPECTUS SUMMARY

               This summary is qualified in its entirety by the detailed information incorporated by reference into, or appearing elsewhere in, the Prospectus.

                                  THE COMPANY

               The Company is a diversified food service chain consisting of Shoney's, Captain D's, BarbWire's, Pargo's and Fifth Quarter restaurants and a distribution division. As of October 27, 1996, the Company operated or franchised 1,476 restaurants in 34 states. The principal executive offices of the Company are located at 1727 Elm Hill Pike, Nashville, Tennessee 37210. The Company's telephone number is (615) 391-5201.

               On September 9, 1996, the Company acquired substantially all of the assets of TPI Enterprises, Inc. ("Enterprises"), the Company's largest franchisee, pursuant to a Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement, dated March 15, 1996, as amended (the "Reorganization Agreement"), among the Company, TPI Restaurants Acquisition Corporation and Enterprises.

Issue A total of 265,934 shares of the Company's Common Stock (the "Shares") pursuant to options granted to persons who were existing or former directors or employees of Enterprises, in connection with the Company's acquisition of substantially all of Enterprises' assets (the "Acquisition").

                    Pursuant to the Reorganization Agreement, options to purchase Shares ("Replacement Options") were granted in exchange (and substitution) for options to purchase common stock of Enterprises ("Enterprises Options") that were outstanding at the time of the Acquisition under one of the following stock option plans of Enterprises: (1) TPI Enterprises, Inc. 1982 Employees' Stock Option Plan; (2) Telecom Plus International, Inc. 1983 Stock Option Plan;
                    (3) Telecom Plus International, Inc. 1984 Stock Option Plan; (4) 1992 TPI Enterprises, Inc. Stock Option and Incentive Plan; and (5) the TPI Enterprises, Inc. Non-Employee Directors Stock Option Plan (collectively, the "TPI Plans").

                    This Prospectus relates to the Shares issuable upon exercise of Replacement Options which were substituted for Enterprises Options originally granted by Enterprises to its directors and employees.

The Plan The Plan pursuant to which the Replacement Options were granted is administered by the Human Resources and Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board").

Exercise Price      The exercise price of each Replacement Option was
                    determined based on the exercise price of the Enterprises
                    Option it replaced and the number of shares of Common Stock that were issued to Enterprises in the Reorganization. The exercise price is not based on the fair market value of the Shares.

Vesting and Term    The exercisability and term of each Replacement Option is
                    based on the exercisability and term of the Enterprises
                    Option it is replacing.

Tax Effects         An option holder will generally recognize ordinary income
                    in the year in which the Replacement Option is exercised and Shares are purchased.

                                  RISK FACTORS


               Primarily as a result of the leveraged recapitalization of the Company in 1988, the Company is highly leveraged. In the 1988 recapitalization, all shareholders of record on July 5, 1988 received, per Share, a cash dividend of $16 and $4 in principal amount of subordinated debentures, due 2000, bearing 12% interest, payable semi-annually. The cash dividend was financed through $585 million in borrowings and $145.7 million in aggregate principal amount of debentures were distributed. At October 27, 1996, the Company's indebtedness (including a reserve for litigation settlement) totaled approximately $549 million, and it had shareholders' equity of $528,000.

               On September 9, 1996, the Company completed its acquisition of substantially all of the assets of Enterprises, in exchange for the issuance by the Company of 6,785,114 shares of Common Stock and associated rights, and the assumption of certain liabilities, contracts and other obligations of Enterprises pursuant to the Reorganization Agreement (the "Closing"). In connection with the Acquisition, the Company assumed 8.25% Convertible Subordinated Debentures due July 2002 in the aggregate principal amount of $51,563,000 and discharged, with funds borrowed under a bridge loan, debt of Enterprises totaling approximately $42.9 million. The Company also borrowed $57.1 million under the bridge loan to provide capital for remodeling the newly acquired restaurants and to provide additional working capital for the Company.

FINANCIAL CONDITION AND OPERATIONS

               The level of the Company's indebtedness may limit the ability of the Company to effect future financings and may otherwise limit corporate activities. If the Company were required to refinance its indebtedness through alternative sources of financing or to reduce capital expenditures, the Company's competitive position and ability to generate cash flow in the future could be adversely affected. Moreover, no assurance can be given that such alternative sources of financing could be obtained. Also, under the terms of the Company's senior debt and the convertible debentures assumed by the Company in the Reorganization, the Company is prohibited from paying dividends or distributions on Shares and is limited in its ability to incur additional debt, leasehold obligations and contingent liabilities while such debt and debentures are outstanding.

               The Company's ability to satisfy its obligations, to reduce debt and to increase equity will be dependent upon its future performance, which will be subject to prevailing economic conditions, and to financial, business and other factors, including factors beyond the control of the Company. In the event of bankruptcy, the Shares will rank below all debt claims of the Company, including claims of the financial institutions that provide the Company's borrowings and the holders of certain debt securities of the Company. Also, certain financial institutions that provide the Company's borrowings have perfected security interests in substantially all material assets of the Company. Therefore, in the event of bankruptcy, there would be no assurances that there would be sufficient assets to pay the claims of the financial institutions providing the Company's borrowings and the holders of the Company's debt securities with any excess to satisfy all or a portion of the claims of the holders of the Shares.

CHANGES IN CONTROL OF THE COMPANY

               Certain restrictions contained in the agreements with the Company's lenders, the Company's shareholder rights plan, certain existing provisions in the Company's charter, and certain provisions of law may have the effect of making more difficult or discouraging a proxy contest involving the Company, certain mergers, a tender offer, an open market purchase program, or other purchases of Shares in circumstances that could give shareholders the opportunity to sell their Shares at a premium over then prevailing market prices.

DETERMINATION OF OFFERING PRICE

               The price at which Shares may be acquired upon exercise of Replacement Options is not based on the current market value of the Shares. The exercise price of each Replacement Option is based on the exercise price of the Enterprises Option for which it is being exchanged (and substituted) and the Exchange Ratio, which may be significantly higher than the market price of the Common Stock. The Common Stock is currently traded on the New York Stock Exchange under the symbol "SHN".


                                  THE COMPANY


               The Company is principally engaged in the operation and franchising of restaurants in the United States and operates a Commissary business which includes five distribution centers that support Company and franchise operations by providing most of the necessary food and supplies. The Company was incorporated under the laws of the State of Tennessee in 1968. Its principal executive offices are located at 1727 Elm Hill Pike, Nashville, Tennessee 37210. The Company's telephone number is (615) 391-5201.


                           BACKGROUND OF THE OFFERING


               On September 9, 1996, the Company acquired substantially all of the assets of Enterprises, the Company's largest franchisee, pursuant to the Reorganization Agreement. In the Acquisition, the Company acquired, among other things, TPI Restaurants, Inc., in exchange for a total of 6,785,114 shares of Common Stock, or 0.3283 shares of Common Stock for each share of common stock of Enterprises then outstanding (the "Exchange Ratio"), and the Company's assumption of certain obligations of Enterprises. Under the Reorganization Agreement, Enterprises is required to liquidate and dissolve following the closing of the Acquisition, in accordance with the Plan of Complete Liquidation adopted by its shareholders at a meeting held on August 21, 1996.

               When the Acquisition was consummated, Enterprises had outstanding Enterprises Options which had been granted to directors, officers and employees of Enterprises and its subsidiaries under the TPI Plans. The Reorganization Agreement provided for the continuation of the right to acquire shares under the Enterprises Options through the replacement of the Company's options to purchase shares of Common Stock.

               As contemplated by the Reorganization Agreement, the Board adopted the Shoney's, Inc. 1996 Stock Option Plan in August 1996 to authorize the grant of the Replacement Options, in exchange for (and substitution of) the Enterprises Options outstanding at the Closing.


                                USE OF PROCEEDS


               The principal reason for the Offering is to fulfill the Company's obligation under the Reorganization Agreement to offer Shares under the Replacement Options. Net proceeds received by the Company upon the exercise of the Replacement Options will be used by the Company for general corporate purposes. The Company has no specific plans for the proceeds.

                         INFORMATION REGARDING THE PLAN

               GENERAL. The Shoney's, Inc. 1996 Stock Option Plan was adopted by the Board in August 1996. The address and telephone number that participants in the Plan may use to obtain additional information about the Plan and its administrator are: Shoney's, Inc., 1727 Elm Hill Pike, Nashville, Tennessee 37210; (615) 391-5201. Questions may be directed to the Company's Secretary and Treasurer, F.E. McDaniel, Jr., at the same address and telephone number. The Plan is not subject to the Employee Retirement Income Security Act of 1974.

               PURPOSE. The purpose of the Plan is to continue and consolidate into one plan the TPI Plans of Enterprises, to the extent they were assumed by the Company pursuant to the Reorganization Agreement.

               In connection with its acquisition of substantially all of the assets of Enterprises, the Company did not assume any obligation of Enterprises with respect to stock options granted under the TPI Plans other than the obligation to issue shares of Common Stock upon a participant's timely exercise of stock options, as authorized by the Plan. The exchange, and substitution, of stock options contemplated by the Plan shall not affect the right of participants to participate in cash distributions by Enterprises in its liquidation and dissolution following the Closing, in accordance with the Plan of Complete Liquidation adopted by its shareholders at a meeting held on August 21, 1996.

               ADMINISTRATION. The Plan is administered by the Human Resources and Compensation Committee of the Board of Directors. Members of the Committee are appointed by the Board from its membership. Members of the Committee serve at the discretion of the Board and may be removed from the Committee by a vote of the Board.

               The interpretation by the Committee of any provisions of the Plan, the TPI Plans and the stock option agreements entered into pursuant to the Plan is final, conclusive, and binding upon all persons. The Committee has exclusive jurisdiction to determine all questions relating to the administration of the Plan and options granted under the Plan, including, without limitation, matters relating to the exercisability and terms of options, conditions imposed on the granting of options and the terms of the option agreements consistent with the terms of the Plan.

               AMENDMENT, SUSPENSION OR TERMINATION. The Board may, at any time, amend, suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company.

               TERM. The Plan will expire on November 21, 2004 unless earlier terminated by the Board of Directors. No option can be granted under the Plan after its termination. However, any option granted under the Plan prior to its termination may be exercised in accordance with its terms.


                              PURCHASE AND PAYMENT
                               FOR SHARES OFFERED


               Each Replacement Option is evidenced by an option agreement signed by the Optionee and by an executive officer of the Company on behalf of the Company. Every Optionee, upon acceptance of such option agreement, will be bound by the terms and restrictions of the Plan and of the option agreement. The following summarizes certain terms and conditions of the option agreements. In addition, the option agreements may contain such other terms and conditions that are not inconsistent with the Plan as the Committee may deem appropriate. Optionees are urged to read carefully the terms and conditions contained in their individual stock option agreements.

               NUMBER OF SHARES. The actual number of Shares subject to a Replacement Option is set forth in the option agreement of each Optionee. The number of shares of Common Stock granted is determined by MULTIPLYING the number of shares of Enterprises Common Stock remaining under the Enterprises Option that was replaced as of the Closing BY the Exchange Ratio.

               The number of Shares is subject to adjustment in the event of certain changes in the Common Stock while the Replacement Option is outstanding. For example, the number of Shares may be adjusted if there is a stock dividend or stock split with respect to the Common Stock, or in the event of certain mergers or acquisition transactions. The conditions upon which and the manner in which the Shares subject to an option will be adjusted are contained in the option agreement relating to that option. Each Optionee should review the capital adjustment provisions contained in his or her option agreement carefully.

               OPTION PRICE. The option price per share of Common Stock is set forth in the option agreement. For each Replacement Option, the option price is determined by DIVIDING the exercise price per share of Enterprises Common Stock subject to the Enterprises Option in exchange for which such option is granted, BY the Exchange Ratio. The option price is not based on the current fair market value of the Common Stock, and may be significantly higher than the price at which the Common Stock is currently trading. The closing sales price of the Common Stock on the New York Stock Exchange, the principal exchange on which the Common Stock is traded, was $9.3750 on September 6, 1996.

               Like the number of shares subject to a Replacement Option, the option price is subject to adjustment in the event of certain changes in the Common Stock while the Replacement Option is outstanding. The conditions upon which and the manner in which the option price will be adjusted are contained in the option agreement relating to that option. Each Optionee should review the capital adjustment provisions contained in his or her option agreement carefully.

               OPTION PERIOD; VESTING; EXERCISABILITY. Each option agreement sets forth the term of the Replacement Option, which is the period of time over which the Replacement Option can be exercised IF it or any portion has vested. The term of each Replacement Option is generally equal to the unexpired term of the Enterprises Option that it replaces; that is, for a period of up to 10 years from the date the Enterprises Option was originally granted. The Replacement Option may expire earlier however. For example, the Replacement Option generally expires 3 months after termination of employment, extended to 1 year in the case of the Optionee's death or disability as provided in the option agreement, and expires on the date of termination of employment if the Optionee voluntarily terminates employment, is terminated for cause, or the subsidiary employing the Optionee ceases to be a subsidiary of the Company.

               Likewise, each option agreement also sets forth the vesting schedule which will determine when and to what extent the Replacement Option is currently exercisable. Generally, each Replacement Option is, and will become exercisable to the same extent that the Enterprises Option it is replacing is, or would have become, exercisable based on the original grant date of the Enterprises Option, i.e., the options vest at the rate of 20% per year over a 5 year period commencing on the first anniversary of the original grant date of the Enterprises Option.

               The procedures for exercising a Replacement Option under the Plan are contained in the option agreement. Notice of exercise and payment in full of the option price is required to exercise a Replacement Option. In some instances, the option agreement may require that the option price be paid by certified check, and may require that an Optionee purchase a minimum of at least 100 shares (or the remaining shares subject to the option, if less than 100) upon any exercise.

               TAX WITHHOLDING. The Company's obligation to deliver shares on the exercise of a Replacement Option will be subject to satisfaction of any applicable tax withholding requirements, and the Company, in its sole discretion, may withhold shares otherwise transferable to an Optionee upon exercise of an option in order to satisfy such withholding requirements.


                        RESTRICTION ON RESALE OF SHARES


               The Replacement Options are not transferable other than by will or the laws of descent and distribution. Replacement Options may be exercised during the lifetime of an Optionee only by the Optionee. The option agreement evidencing each Replacement Option identifies who will have the right to exercise an option after the death of an Optionee.

               Shares purchased may be resold without restriction under the exemption from registration provided by Section 4(1) of the Securities Act of 1933, as amended (the "Securities Act"), unless they are purchased by an "affiliate" of the Company. An "affiliate" may resell such shares only under an appropriate effective registration statement under the Securities Act or pursuant to an available exemption from registration.

               An "affiliate" is defined under the Securities Act as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. In general, executive officers or any other persons with the power of management who can direct the policies of the Company and relatives of such persons, among others, may be deemed to be affiliates of the Company.

               If an affiliate wishes to resell or reoffer Shares received under the Plan, and if a registration statement were not in effect with respect to such Shares, the affiliate would be obligated, as a precondition to any such resale or reoffer, to comply with either (i) Rule 144 under the Securities Act, which, among other things, limits the number of Shares which may be sold in any three month period to one percent of the Company's outstanding Shares, or the average weekly trading volume in the Shares over the prior four weeks, whichever is greater, or (ii) any other provision of the Securities Act exempting resales of securities from registration.

               Further, under Section 16(b) of the Securities Exchange Act of 1934, as amended, any profits from purchases and sales, or sales and purchases, of the Shares within any period of less than six (6) months by executive officers, directors, or 10% shareholders may be recoverable by the Company, and an executive officer, director or 10% shareholder may not sell or otherwise transfer the Shares purchased under the Plan during the six (6) month period after such a purchase. Under current regulations, the exercise of an option granted under the Plan would not be considered a "purchase" within the meaning of Section 16(b) so long as the option is not "out-of-the-money".

               Each holder of a Replacement Option who may be an affiliate should, prior to reselling or reoffering any Shares purchased, consult counsel to determine whether he or she may be subject to any of the foregoing restrictions.


                     TAX CONSEQUENCES OF PURCHASING SHARES


               FEDERAL INCOME TAX TREATMENT. The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code. The grant of an option under the Plan has no immediate federal income tax consequences to the Company or to the Optionee. When an option is exercised, the excess of the then fair market value of the Common Stock over the option price will constitute ordinary income to the optionee. The Company will be required to capitalize the portion of the ordinary income recognized by the Optionee that is attributable to services performed for Enterprises or its subsidiaries and will be entitled to deduct the portion attributable to services performed for the Company or its subsidiaries. Upon disposition of the stock by the employee, long-term or short-term capital gain or loss, as the case may be, will be recognized, equal to the difference between the amount realized on such disposition and the tax cost for the stock, which will include the amount previously recognized as ordinary income. The holding period for capital gains purposes will commence on the day the Optionee acquires the Shares pursuant to exercise of the option.

               Any ordinary income realized by the Optionee will constitute wages for federal income and employment tax purposes. Accordingly, the Company may make whatever arrangements are necessary to ensure that funds equaling the amount of income and employment taxes required to be withheld are available for payment.

               STATE INCOME TAX TREATMENT. The grant, exercise and/or subsequent sale of shares acquired upon exercise of an option awarded under the Plan may also have state and local tax effects. While these tax effects will depend on the jurisdictions involved, such as where the Optionee is employed and where he or she resides, generally, the grant, exercise and/or subsequent sale of Shares acquired upon the exercise of a Replacement Option has state income tax consequences similar to the federal income tax consequences described above.

               The foregoing summary is a general summary of the significant federal and state income tax consequences of nonqualified stock options. This summary is not intended to be an exhaustive discussion of all of the relevant tax issues related to such options, nor should it be viewed as tax advice for the Optionee. Rather, it represents the Company's best understanding of the primary federal and state income tax ramifications involved in connection with such options under the Code. Optionees are strongly advised to consult their own tax advisors with respect to the federal, state and local tax consequences of these options.

                                    EXPERTS


               The consolidated financial statements and schedule of Shoney's, Inc. appearing in the Company's Annual Report (Form 10-K) for the fiscal year ended October 27, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


               The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are specifically incorporated herein by reference:

               A. The Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996, filed with the Commission on January 27, 1997;

               B. The description of the Company's Common Stock that is contained in the Company's registration statement on Form 10 filed under the Exchange Act with the Commission on February 27, 1970, including any amendment or report filed for the purpose of updating such description; and

               C. The description of the Company's Rights to Purchase Common Stock that is contained in the Company's registration statement on Form 8-A filed under the Exchange Act with the Commission, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock, par value $1.00 per share (the "Common Stock"), registered under this Registration Statement (estimated, except for the registration fee) are as follows:

        Securities and Exchange Commission Registration Fee .......... $    1665
        Legal Fees and Expenses ......................................      3000
        Accounting Fees and Expenses .................................      2000
        Printing .....................................................       335

                Total ................................................   $  7000



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Tennessee Business Corporation Act (the "TBCA") and the Registrant's bylaws each contains certain provisions that allow indemnification of officers and directors against certain liabilities, including those arising under the Securities Act. Any provision contained in the bylaws, in order to be valid, must be consistent with the TBCA. Nevertheless, a corporation is empowered to purchase and maintain insurance on behalf of any officer or director against any liability asserted against him, whether or not the corporation would have had the power to indemnify such officer or director for such liability.

        Sections 48-18-501 to 48-18-509 of the TBCA provide that a Tennessee corporation shall have the power to indemnify against liability incurred by any individual made a party to a proceeding because the individual is or was a director, provided that (i) such person conducted himself or herself in good faith, (ii) such person reasonably believed (A) that in the case of conduct in such person's official capacity with the corporation that such person's conduct was in the corporation's best interest, and (B) in all other cases, that his or her conduct was not opposed to the corporation's best interest, and (iii) in the case of a criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. A director may not be indemnified as described above for obligations resulting from a proceeding (i) in which such person is found liable on the basis that he or she improperly received personal benefit, whether or not the benefit resulted from an action taken in such person's official capacity, or (ii) in which such person is found liable to the corporation.

        A corporation may provide indemnification as described above only if a determination of indemnification is made (a) by a majority vote of a quorum of directors who at the time of voting are not parties to such proceeding; (b) if such a quorum cannot be obtained, by majority vote of a committee of directors, consisting solely of two or more directors who are not at the time parties to the relevant proceeding, designated to act in the matter by a majority of all directors; (c) by independent special legal counsel selected by the board acting as described in (a), or a committee established as described in (b), or, if such quorum cannot be obtained and such committee is not established, by a majority vote of all directors (in which selection process the directors who are parties may participate); or (d) by the shareholders of the corporation in a vote excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding. On receipt of an application for indemnification, a court may order indemnification although certain of the above conditions are not met if such court determines the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, but if the director was adjudged liable as described in Section 48-18-502(d), his or her indemnification is limited to reasonable expenses incurred.

        Unless a corporation's charter provides otherwise (i) an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 48-18-503, and is entitled to apply for court-ordered indemnification under Section 48-18-505, in each case to the same extent as a director; (ii) the corporation may indemnify and advance expenses under this part to an officer, employee or agent of the corporation who is not a director to the same extent as a director; and (iii) the corporation may also indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

        Unless limited by its charter, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by such person in connection with the proceeding.

        The Registrant carries directors and officers liability insurance policies. Section 48-18-508 of the TBCA permits the purchase and maintenance of insurance on behalf of directors and officers against any liability asserted against them and incurred by them in that capacity or arising from their status as directors or officers, whether or not the corporation itself would have the power to indemnify any such director or officer against the same liability under Sections 48-18-502 or 48-18-503.

        Section 12 of the charter of the Registrant eliminates or limits the liability for monetary damages of the Registrant's directors for an act or omission in the director's capacity as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-304 for certain unlawful distributions. The effect of this provision is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for acts or omissions in his or her capacity as a director (including breaches of fiduciary duty resulting from negligent or grossly negligent business decisions) except in the situations described in (i) through (iii) of the preceding sentence. Any subsequent changes to the TBCA authorizing adoption of this provision will be automatically incorporated into this provision.

        Article IX of the Registrant's bylaws provides that every director, officer or employee of the Registrant shall be indemnified against all expenses and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him or her in connection with any proceeding in which such person may be made a party, or in which such person may become involved by reason of his or her being or having been a director, officer or employee of the Registrant, or any settlement thereof. Indemnification is allowed only in situations in which the director, officer or employee acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, and, in a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event of a settlement, indemnification is provided only when the Board approves such settlement and reimbursement as being in the best interest of the Registrant. The right of indemnification contained in the Registrant's bylaws is in addition to and not exclusive of any other rights of indemnification to which such directors, officers or employees may be entitled.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16.  EXHIBITS

        The following identifies the exhibits filed with, or incorporated by reference in, this registration statement:

Number           Description


2 Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement, dated March 15, 1996, filed as
         Exhibit 2 to the Company's current report on Form 8-K filed with the Commission on March 20, 1996, and incorporated herein by this reference, as amended by Amendment No. 1, dated June 14, 1996, filed as Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 12, 1996, and incorporated herein by this reference, and Amendment No. 2, dated July 18, 1996, and Amendment No. 3, dated August 21, 1996, filed as Exhibit 2.3 to the Company's Current Report on Form 8-K filed with the Commission on September 11, 1996, and incorporated herein by this reference.

4.1 Charter of Shoney's, Inc., as amended, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-11715) filed with the Commission effective September 11, 1996, and incorporated herein by this reference.

4.2 Amended and Restated Bylaws of Shoney's, Inc., filed as Exhibits 3(ii) and 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended February 18, 1996 and incorporated herein by this reference.

4.3 Amended and Restated Rights Agreement, dated as of May 25, 1994, between Shoney's, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4 to the Company's Current Report on Form 8-K filed with the Commission on June 9, 1994 and incorporated herein by this reference.

4.4 Amendment No. 1 dated as of April 18, 1995 to Amended and Restated Rights Agreement, dated as of May 25, 1994, between Shoney's, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4 to the Company's Current Report on Form 8-K filed with the Commission on May 4, 1995 and incorporated herein by this reference.

4.5 Amendment No. 2 dated as of June 14, 1996 to Amended and Restated Rights Agreement, dated as of May 25, 1994, between Shoney's, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 12, 1996, filed with the Commission on June 25, 1996, and incorporated herein by this reference.

4.6 Indenture dated as of April 1, 1989 between the Company and Sovran Bank/Central South, as Trustee relating to $201,250,000 in principal amount of liquid yield option notes due 2004, filed as Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3 filed with the Commission on April 3, 1989 (No. 33-27571), and incorporated herein by this reference.

4.7 Revolving Credit Agreement dated as of July 13, 1988 between the Company and First American National Bank, filed as Exhibit 4.1 and
         19.1 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.8 Modification Agreement No. 1 dated as of March 5, 1991 to Revolving Credit Agreement, dated as of July 13, 1988 between the Company and First American National Bank, filed as Exhibit 4.2 and 19.2 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.9 Alternative Rate Agreement dated as of June 4, 1992 supplementing that certain Revolving Credit Agreement dated as of July 13, 1988 between the Company and First American National Bank, filed as Exhibit 4.36 and 10.29 to Post Effective Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.

4.10 Note Issuance Agreement, dated as of October 1, 1989, among the Company, Sovran Bank, N.A., as Note Agent and Placement Agent and Sovran Bank / Central South, as Escrow Agent, filed as Exhibit 19.5 and 28.3 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.11 Reimbursement Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, Sovran Bank / Central South, Long Term Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and Sovran Bank / Central South, as Agent, filed as Exhibit 19.6 and 28.4 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.12 Modification Agreement No. 1 dated as of July 21, 1993 to Reimbursement Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, Sovran Bank / Central South, Long Term Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and Sovran Bank / Central South, as Agent, filed as Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

4.13 Modification Agreement No. 2 dated as of June 8, 1994 to Reimbursement Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, NationsBank of Tennessee, N.A. (formerly Sovran Bank / Central South), Long Term Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and NationsBank of Tennessee, N.A., as Agent, filed as Exhibit 4.30 to the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.

4.14 Modification Agreement No. 3 dated as of August 21, 1996 to Reimbursement Agreement dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, NationsBank of Tennessee, N.A. (formerly Sovran Bank / Central South), Long Term Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and NationsBank of Tennessee, N.A., as Agent, filed as
         Exhibit 4.14 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 4, 1996 filed with the Commission on September 17, 1996, and incorporated herein by this reference.

4.15 Note Issuance Agreement, dated as of October 1, 1990, among the Company, Sovran Bank, N.A., as Note Agent and Placement Agent and Sovran Bank / Central South, as Escrow Agent, filed as Exhibit 19.7 and 28.5 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.16 Reimbursement Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and Sovran Bank / Central South, filed as Exhibit 19.8 and 28.6 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.17 Modification Agreement No. 1 dated as of July 21, 1993 to Reimbursement Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and Sovran Bank / Central South, filed as Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

4.18 Modification Agreement No. 2 dated as of April 1, 1994 to Reimbursement Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and NationsBank of Tennessee, N.A. (formerly Sovran Bank / Central South), filed as
         Exhibit 4.34 to the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.

4.19 Amended and Restated Note Issuance Agreement, dated as of November 1, 1993, among the Company, NationsBank of Virginia, N.A., as Note Agent and Placement Agent and NationsBank of Tennessee, as Escrow Agent, filed as Exhibit 4.36 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.

4.20 Reimbursement Agreement, dated as of October 1, 1991, together with the Standby Note relating thereto, between the Company and National Bank of Canada, New York Branch, filed as Exhibit 28.10 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.21 Assignment, Assumption and Modification Agreement dated as of November 4, 1993 relating to Reimbursement Agreement, dated as of October 1, 1991, among the Company, NationsBank of Georgia, N.A. and National Bank of Canada, New York Branch, filed as Exhibit 4.38 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.

4.22 Loan Agreement dated as of September 24, 1992 between the Company and CIBC Inc., filed as Exhibit 4.43 and 10.36 to Post Effective Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.

4.23 Modification Agreement No. 1 dated as of October 25, 1992 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC Inc., filed as Exhibit 4.44 and 10.37 to Post Effective Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.

4.24 Modification Agreement No. 2 dated as of July 21, 1993 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC Inc., filed as Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

4.25 Modification Agreement No. 3 dated as of January 23, 1997 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC Inc., filed as Exhibit 4.25 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.26 Loan Agreement dated as of April 21, 1993 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 9, 1993 filed with the Commission on June 23, 1993, and incorporated herein by this reference.

4.27 Modification Agreement No. 1 dated as of July 21, 1993 to Loan Agreement dated as of April 21, 1993 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

4.28 Loan Agreement dated as of December 1, 1994 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4.43 to the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.

4.29 U.S. $270,000,000 Amended and Restated Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among Shoney's, Inc., as the Borrower, CIBC Inc., acting through its Atlanta Office and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1996, and incorporated herein by this reference.

4.30 Modification Agreement No. 1 dated as of October 24, 1996 to U.S. $270,000,000 Amended and Restated Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among Shoney's, Inc., as the Borrower, CIBC Inc., acting through its Atlanta Office and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.30 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.31 Modification Agreement No. 2 dated as of January 9, 1997 to U.S. $270,000,000 Amended and Restated Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among Shoney's, Inc., as the Borrower, CIBC Inc., acting through its Atlanta Office and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.31 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.32 U.S. $100,000,000 Bridge Loan Credit Agreement, dated as of May 3, 1996, among Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1996, and incorporated herein by this reference.

4.33 Modification Agreement No. 1 dated as of October 24, 1996 to U.S. $100,000,000 Bridge Loan Credit Agreement, dated as of May 3, 1996, among Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.33 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.34 Modification Agreement No. 2 dated as of January 9, 1997 to U.S. $100,000,000 Bridge Loan Credit Agreement, dated as of May 3, 1996, among Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.34 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.35 Indenture, dated as of July 15, 1992, among TPI Enterprises, Inc., TPI Restaurants, Inc., as Guarantor, and NationsBank of Tennessee (now The Bank of New York, as successor trustee), as trustee, relating to 8.25% Convertible Subordinated Debentures due 2002, filed as Exhibit 10 (a) of the Current Report on Form 8-K of TPI Restaurants, Inc. dated July 29, 1992 (Commission File No. 0-12312) and incorporated herein by this reference.

4.36 First Supplemental Indenture, dated as of September 9, 1996, among TPI Enterprises, Inc., TPI Restaurants, Inc., as Guarantor, The Bank of New York, as trustee, and Shoney's, Inc., relating to 8.25% Convertible Subordinated Debentures due 2002, filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Commission on September 11, 1996, and incorporated herein by this reference.

5        Opinion of Wyatt, Tarrant & Combs regarding legality.

23.1     Consent of Ernst & Young LLP, independent auditors.

23.2     Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).

ITEM 22. UNDERTAKINGS

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement
                 (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 Provided, however, that paragraphs (b)(l)(i) and (b)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Nashville, State of Tennessee, on January 30, 1997 .

                                        SHONEY'S, INC.



                                        By:  /s/ C. STEPHEN LYNN
                                           ------------------------------------
                                             C. Stephen Lynn

                                        Title:  Chairman of the Board, Chief
                                                Executive Officer and President


POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby severally constitutes and appoints C. Stephen Lynn and W. Craig Barber and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and each state securities regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                    Capacity                         Date
     ---------                    --------                         ----


/s/ C. STEPHEN LYNN       Chairman of the Board, Chief             1/30/97
------------------------  Executive Officer, President       ------------------
C. Stephen Lynn           and Director



/s/ W. CRAIG BARBER       Senior Executive Vice President,         1/30/97
------------------------  Chief Administrative Officer       ------------------
W. Craig Barber           and Chief Financial Officer

/s/ ROBERT M. LANGFORD    Senior Executive Vice President         1/30/97
------------------------  and Chief Operating Officer        ------------------
Robert M. Langford




/s/ F.E. McDANIEL, JR.    Senior Vice President, Secretary        1/30/97
------------------------  and Treasurer                      ------------------
F.E. McDaniel, Jr.



/s/ GREGORY A. HAYES      Senior Vice President and               1/30/97
------------------------  Controller                         ------------------
Gregory A. Hayes


/s/ DENNIS C. BOTTORFF    Director                                1/30/97
------------------------                                     ------------------
Dennis C. Bottorff


/s/ CAROLE F. HOOVER      Director                                1/30/97
------------------------                                     ------------------
Carole F. Hoover


/s/ VICTORIA B. JACKSON   Director                                1/30/97
------------------------                                     ------------------
Victoria B. Jackson


/s/ JEFFRY F. SCHOENBAUM  Director                                1/30/97
------------------------                                     ------------------
Jeffry F. Schoenbaum


/s/ B. FRANKLIN SKINNER   Director                                1/30/97
------------------------                                     ------------------
B. Franklin Skinner


/s/ CAL TURNER, JR.       Director                                1/30/97
------------------------                                     ------------------
Cal Turner, Jr.

                                 EXHIBIT INDEX


Number           Description


2 Plan of Tax-Free Reorganization Under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement, dated March 15, 1996, filed as
         Exhibit 2 to the Company's current report on Form 8-K filed with the Commission on March 20, 1996, and incorporated herein by this reference, as amended by Amendment No. 1, dated June 14, 1996, filed as Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 12, 1996, and incorporated herein by this reference, and Amendment No. 2, dated July 18, 1996, and Amendment No. 3, dated August 21, 1996, filed as Exhibit 2.3 to the Company's Current Report on Form 8-K filed with the Commission on September 11, 1996, and incorporated herein by this reference.

4.1 Charter of Shoney's, Inc., as amended, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-11715) filed with the Commission effective September 11, 1996, and incorporated herein by this reference.

4.2 Amended and Restated Bylaws of Shoney's, Inc., filed as Exhibits 3(ii) and 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended February 18, 1996 and incorporated herein by this reference.

4.3 Amended and Restated Rights Agreement, dated as of May 25, 1994, between Shoney's, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4 to the Company's Current Report on Form 8-K filed with the Commission on June 9, 1994 and incorporated herein by this reference.

4.4 Amendment No. 1 dated as of April 18, 1995 to Amended and Restated Rights Agreement, dated as of May 25, 1994, between Shoney's, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4 to the Company's Current Report on Form 8-K filed with the Commission on May 4, 1995 and incorporated herein by this reference.

4.5 Amendment No. 2 dated as of June 14, 1996 to Amended and Restated Rights Agreement, dated as of May 25, 1994, between Shoney's, Inc. (the "Company") and Harris Trust and Savings Bank, as Rights Agent, filed as Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 12, 1996, filed with the Commission on June 25, 1996, and incorporated herein by this reference.

4.6 Indenture dated as of April 1, 1989 between the Company and Sovran Bank/Central South, as Trustee relating to $201,250,000 in principal amount of liquid yield option notes due 2004, filed as
         Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3 filed with the Commission on April 3, 1989 (No. 33-27571), and incorporated herein by this reference.

4.7 Revolving Credit Agreement dated as of July 13, 1988 between the Company and First American National Bank, filed as Exhibit 4.1 and
         19.1 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.8 Modification Agreement No. 1 dated as of March 5, 1991 to Revolving Credit Agreement, dated as of July 13, 1988 between the Company and First American National Bank, filed as Exhibit 4.2 and 19.2 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.9 Alternative Rate Agreement dated as of June 4, 1992 supplementing that certain Revolving Credit Agreement dated as of July 13, 1988 between the Company and First American National Bank, filed as Exhibit 4.36 and 10.29 to Post Effective Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.

4.10 Note Issuance Agreement, dated as of October 1, 1989, among the Company, Sovran Bank, N.A., as Note Agent and Placement Agent and Sovran Bank / Central South, as Escrow Agent, filed as Exhibit 19.5 and 28.3 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.11 Reimbursement Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, Sovran Bank / Central South, Long Term Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and Sovran Bank / Central South, as Agent, filed as Exhibit 19.6 and 28.4 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.12 Modification Agreement No. 1 dated as of July 21, 1993 to Reimbursement Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, Sovran Bank / Central South, Long Term Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and Sovran Bank / Central South, as Agent, filed as Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

4.13 Modification Agreement No. 2 dated as of June 8, 1994 to Reimbursement Agreement, dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, NationsBank of Tennessee, N.A. (formerly Sovran Bank / Central South), Long Term Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and NationsBank of Tennessee, N.A., as Agent, filed as Exhibit 4.30 to the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.

4.14 Modification Agreement No. 3 dated as of August 21, 1996 to Reimbursement Agreement dated as of October 1, 1989, together with the Standby Note relating thereto, among the Company, NationsBank of Tennessee, N.A. (formerly Sovran Bank / Central South), Long Term Credit Bank of Japan, Limited, New York Branch, Kredeitbank, N.V., New York Branch and NationsBank of Tennessee, N.A., as Agent, filed as
         Exhibit 4.14 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 4, 1996 filed with the Commission on September 17, 1996, and incorporated herein by this reference.

4.15 Note Issuance Agreement, dated as of October 1, 1990, among the Company, Sovran Bank, N.A., as Note Agent and Placement Agent and Sovran Bank / Central South, as Escrow Agent, filed as Exhibit 19.7 and 28.5 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.16 Reimbursement Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and Sovran Bank / Central South, filed as Exhibit 19.8 and 28.6 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.17 Modification Agreement No. 1 dated as of July 21, 1993 to Reimbursement Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and Sovran Bank / Central South, filed as Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

4.18 Modification Agreement No. 2 dated as of April 1, 1994 to Reimbursement Agreement, dated as of October 1, 1990, together with the Standby Note relating thereto, between the Company and NationsBank of Tennessee, N.A. (formerly Sovran Bank / Central South), filed as
         Exhibit 4.34 to the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.

4.19 Amended and Restated Note Issuance Agreement, dated as of November 1, 1993, among the Company, NationsBank of Virginia, N.A., as Note Agent and Placement Agent and NationsBank of Tennessee, as Escrow Agent, filed as Exhibit 4.36 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.

4.20 Reimbursement Agreement, dated as of October 1, 1991, together with the Standby Note relating thereto, between the Company and National Bank of Canada, New York Branch, filed as Exhibit 28.10 to the Company's Current Report on Form 8-K filed with the Commission on December 3, 1991, and incorporated herein by this reference.

4.21 Assignment, Assumption and Modification Agreement dated as of November 4, 1993 relating to Reimbursement Agreement, dated as of October 1, 1991, among the Company, NationsBank of Georgia, N.A. and National Bank of Canada, New York Branch, filed as Exhibit 4.38 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1993 filed with the Commission on January 31, 1994, and incorporated herein by this reference.

4.22 Loan Agreement dated as of September 24, 1992 between the Company and CIBC Inc., filed as Exhibit 4.43 and 10.36 to Post Effective Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.

4.23 Modification Agreement No. 1 dated as of October 25, 1992 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC Inc., filed as Exhibit 4.44 and 10.37 to Post Effective Amendment No. 5 to the Company's Registration Statement on Form S-8 (File No. 2-64257) filed with the Commission on January 25, 1993, and incorporated herein by this reference.

4.24 Modification Agreement No. 2 dated as of July 21, 1993 to Loan Agreement dated as of September 24, 1992 between the Company and CIBC Inc., filed as Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

4.25 Modification Agreement No. 3 dated as of January 23, 1997 to Loan Agreement dated as of

         September 24, 1992 between the Company and CIBC Inc., filed as Exhibit
         4.25 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.26 Loan Agreement dated as of April 21, 1993 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the quarter ended May 9, 1993 filed with the Commission on June 23, 1993, and incorporated herein by this reference.

4.27 Modification Agreement No. 1 dated as of July 21, 1993 to Loan Agreement dated as of April 21, 1993 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 1, 1993 filed with the Commission on September 15, 1993, and incorporated herein by this reference.

4.28 Loan Agreement dated as of December 1, 1994 between the Company and NationsBank of Tennessee, N.A., filed as Exhibit 4.43 to the Company's Annual Report on Form 10-K for the fiscal year ended October 30, 1994 filed with the Commission on January 30, 1995, and incorporated herein by this reference.

4.29 U.S. $270,000,000 Amended and Restated Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among Shoney's, Inc., as the Borrower, CIBC Inc., acting through its Atlanta Office and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1996, and incorporated herein by this reference.

4.30 Modification Agreement No. 1 dated as of October 24, 1996 to U.S. $270,000,000 Amended and Restated Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among Shoney's, Inc., as the Borrower, CIBC Inc., acting through its Atlanta Office and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.30 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.31 Modification Agreement No. 2 dated as of January 9, 1997 to U.S. $270,000,000 Amended and Restated Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended and restated as of May 3, 1996, among Shoney's, Inc., as the Borrower, CIBC Inc., acting through its Atlanta Office and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.31 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.32 U.S. $100,000,000 Bridge Loan Credit Agreement, dated as of May 3, 1996, among Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1996, and incorporated herein by this reference.

4.33 Modification Agreement No. 1 dated as of October 24, 1996 to U.S. $100,000,000 Bridge

         Loan Credit Agreement, dated as of May 3, 1996, among Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.33 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.34 Modification Agreement No. 2 dated as of January 9, 1997 to U.S. $100,000,000 Bridge Loan Credit Agreement, dated as of May 3, 1996, among Shoney's, Inc., as the Borrower, Canadian Imperial Bank of Commerce, and various other financial institutions now or hereafter parties hereto, as the Lenders, and Canadian Imperial Bank of Commerce acting through its New York Agency, as the Agent for the Lenders, filed as Exhibit 4.34 to the Company's Annual Report on Form 10-K for the fiscal year ended October 27, 1996 filed with the Commission on January 27, 1997, and incorporated herein by this reference.

4.35 Indenture, dated as of July 15, 1992, among TPI Enterprises, Inc., TPI Restaurants, Inc., as Guarantor, and NationsBank of Tennessee (now The Bank of New York, as successor trustee), as trustee, relating to 8.25% Convertible Subordinated Debentures due 2002, filed as Exhibit 10 (a) of the Current Report on Form 8-K of TPI Restaurants, Inc. dated July 29, 1992 (Commission File No. 0-12312) and incorporated herein by this reference.

4.36 First Supplemental Indenture, dated as of September 9, 1996, among TPI Enterprises, Inc., TPI Restaurants, Inc., as Guarantor, The Bank of New York, as trustee, and Shoney's, Inc., relating to 8.25% Convertible Subordinated Debentures due 2002, filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Commission on September 11, 1996, and incorporated herein by this reference.

5        Opinion of Wyatt, Tarrant & Combs regarding legality.

23.1     Consent of Ernst & Young LLP, independent auditors.

23.2     Consent of Wyatt, Tarrant & Combs (included in Exhibit 5).